Exhibit 10.28

ANGIOTECH PHARMACEUTICALS, INC. 2006

STOCK INCENTIVE PLAN

1.

PURPOSE OF THE PLAN

Angiotech Pharmaceuticals, Inc. (the “Company”) hereby establishes a stock incentive plan for directors, officers and Service Providers (as defined below) of the Company and its Related Entities, to be known as the “Angiotech Stock Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the long-term success of the Company by providing Participants a proprietary interest in the Company and thereby encourage those people to perform their duties to the best of their abilities and to devote their business time and efforts to further the growth and development of the Company. The Plan is also intended to assist the Company in attracting and retaining individuals with superior experience and ability.

2.

DEFINITIONS

In this Plan, the following terms shall have the following meanings:

2.1

“Associate” means an associate as defined in the Securities Act.

2.2

“Award” means an award of Options or Tandem SARs granted to a Participant under the Plan.

2.3

“Award Agreement” means an agreement, in the form attached hereto as Schedule “A”, whereby the Company grants to a Participant an Option and a Tandem SAR.

2.4

“Award Shares” means the aggregate number of Shares which a Participant may purchase under an Award.

2.5

“Blackout Period” means an interval of time during which the Company has determined that one or more Participants may not trade any securities of the Company because they may be in possession of confidential information pertaining to the Company.

2.6

“Board” means the board of directors of the Company and any committees of the board of directors to which any or all authority, rights, powers, and discretion with respect to the Plan has been delegated.

2.7

“Change of Control” means the acquisition by any person or by any person and a Joint Actor, whether directly or indirectly, of voting securities of the Company, which, when added to all other voting securities of the Company at the time held by such person or by such person and a Joint Actor, totals for the first time not less than twenty percent (20%) of the outstanding voting securities of the Company.

2.8

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

2.9

“Company” means Angiotech Pharmaceuticals, Inc. and its successors.

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2.10

“Disability” means any disability with respect to a Participant which the Board, in its sole and unfettered discretion, considers likely to prevent permanently the Participant from:

(a)

being employed or engaged by the Company, its Related Entities or another employer, in a position the same as or similar to that in which he was last employed or engaged by the Company or its Related Entities; or

(b)

acting as a director or officer of the Company or its Related Entities, or

(c)

engaging in any substantial gainful activity by reason of any medically determinable mental or physical impairment that can be expected to result in death or which has lasted or can be expected to last a continual period of not less than 12 months.

2.11

“Effective Date” means the date specified in an Award Agreement as the date on which an Award shall take effect, provided that the Effective Date shall not be a date prior to the date the Board determines an Award shall be made and, unless otherwise specified by the board, the Effective Date shall be the date the board determines an Award shall be made.

2.12

“Employee” means any person, including officers and directors, who is or is deemed to be an employee of the Company or any parent or subsidiary corporation of the Company.

2.13

“Expiry Date” means the date set by the Board under Section 5.2 of the Plan as the last date on which an Option may be exercised.

2.14

“Good Reason” means a situation where a Participant:

(a)

has incurred a material reduction in his or her authority or responsibility;

(b)

has incurred one or more reductions in his or her base compensation in the cumulative amount of five percent (5%) or more; or

(c)

has been notified that his principal place of work will be relocated by a distance of 80 kilometers or more, unless such new principal place of work is within 80 kilometers from his or her then current residence.

2.15

“Incentive Stock Option” means an Option intended to qualify as an incentive stock Option within the meaning of Section 422 of the Code (or any successor provision).

2.16

“Insider” means:

(a)

an insider as defined in the Securities Act, other than a person who is an insider solely by virtue of being a director or senior officer of a subsidiary of the Company; and

(b)

an Associate of any person who is an insider under Subsection 2.16(a).

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2.17

“Involuntary Termination” means:

(a)

the termination of a Participant’s employment or engagement by the Company, for any reason other than Cause or Disability, within the first 12 month period following a Change of Control; or

(b)

the voluntary resignation of a Participant for Good Reason within the first 12 month period following a Change of Control.

2.18

“Joint Actor” means a person acting jointly or in concert with an offeror, as defined in Section 91 of the Securities Act.

2.19

“Market Price” of Shares at any relevant date means, at the election of the Board (i) the Canadian dollar closing price per Share on the TSX for the last day Shares were traded prior to that relevant date; or (ii) the United States dollar closing price per Share on NASDAQ for the last day Shares were traded prior to that relevant date. If the Shares are not listed on the TSX or NASDAQ, the closing price per Share on such stock exchange with the largest trading volume of Shares on the relevant date for the last day Shares were traded prior to that relevant date.

2.20

“NASDAQ” means The Nasdaq Stock Market.

2.21

“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.22

“Option” means an incentive stock option to purchase a Share granted pursuant to this Plan.

2.23

“Participant” means each of the directors, officers and Service Providers granted an Award pursuant to this Plan and their heirs, executors and administrators and, subject to the policies of the TSX, a Participant may also be a corporation wholly-owned by an individual eligible for an Award grant pursuant to this Plan.

2.24

“Plan” means this Angiotech 2006 Stock Incentive Plan, as it may be amended and in effect from time to time.

2.25

“Prior Plans” means the Company’s 2001 Stock Option Plan adopted by the shareholders of the Company on March 6, 2001 and the Company’s 2004 Stock Option Plan adopted by the shareholders of the Company on January 20, 2004.

2.26

“Prior Plans Available Shares” means the 8,937,756 Shares issued and issuable as at April 28, 2006 under the Prior Plans.

2.27

“Related Entities” means those persons that control or are controlled by the Company or that are controlled by the same person that controls the Company;

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2.28

“Securities Act” means the Securities Act, R.S.O. 1990, c.S.5, as amended, as at the date hereof.

2.29

“Service Provider” means:

(a)

an employee or Insider of the Company or any of its Related Entities;

(b)

any other person or company engaged to provide ongoing management or consulting services for the Company, or for any entity controlled by the Company; and

(c)

any person who is providing ongoing management or consulting services to the Company or to any entity controlled by the Company indirectly through a company that is a Service Provider under Subsection 2.29(b); and

“Service Providers” means more than one (1) Service Provider.

2.30

“Shares” means the Common shares in the capital stock of the Company as constituted on the date of this Plan provided that, in the event of any adjustment pursuant to Section 7, “Shares” shall thereafter mean the shares or other property resulting from the events giving rise to the adjustment.

2.31

“Subscription Price” means, (i) with respect to an Option, the price payable by a Participant to purchase one Share on exercise of such Option, which shall not be less than 100 percent of the Market Price of a Share on the Effective Date of the grant of the Option and (ii) with respect to a Tandem SAR, the Subscription Price applicable to the Option to which the Tandem SAR relates, in each such case, subject to adjustment pursuant to Section 7.

2.32

“Tandem SAR” means a right, granted pursuant to Section 6, representing the right, granted in tandem with an Option, to receive upon the exercise thereof payment Shares or a portion thereof on the terms and conditions and calculated in accordance with the provisions of Section 6.

2.33

“TSX” means The Toronto Stock Exchange.

2.34

“Unissued Award Shares” means the number of Shares, at a particular time, which has been allotted for issuance upon the exercise of an Award but which have not been issued, as adjusted from time to time in accordance with the provisions of Section 7, such adjustments to be cumulative.

2.35

“Vested” means that an Option has become exercisable in respect of a number of Award Shares by the Participant pursuant to the terms of the Award Agreement, subject to any confidentiality, non-competition or non-solicitation obligations or severance agreements.

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3.

SHARES SUBJECT TO THE PLAN

3.1

Aggregate Plan Limits

The maximum number of Shares which may be issuable pursuant to Awards granted under the Plan shall be the sum of (i) 5,000,000 and (ii) the Prior Plan Available Shares (being 8,937,756 Shares), subject to adjustment pursuant to Section 7, or such additional amount as may be approved from time to time by the shareholders of the Company. Any adjustment pursuant to Section 7 to the limitation on the number of Shares available for Awards of Incentive Stock Options shall be consistent with the requirements of Section 425 of the Code (or any successor provision).

3.2

Certain Additional Limits

The number of Shares issuable to any one Participant under the Plan, together with all of the Company's other previously established or proposed share compensation arrangements, shall not exceed 5% of the total number of issued and outstanding shares on a non-diluted basis. The number of Shares which may be reserved for issue pursuant to Options granted to Insiders under the Plan, together with all of the Company's other previously established and outstanding or proposed share compensation arrangements, in aggregate, shall not exceed 20 % of the total number of issued and outstanding Shares on a non-diluted basis. The number of Shares which may be issuable under the Plan, together with all of the Company's other previously established and outstanding or proposed share compensation arrangements, within a one-year period:

(a)

in aggregate shall not exceed 20 % of the outstanding issue; and

(b)

to any one Participant who is an Insider and any Associates of such Insider, shall not exceed 5% of the outstanding issue.

For the purposes of this Section 3.2, Shares issued pursuant to an entitlement granted prior to the grantee becoming an Insider may be excluded in determining the number of Shares issuable to Insiders. For the purposes of Subsections 3.1(a) and 3.1(b) above, “outstanding issue” is determined on the basis of the number of Shares that are outstanding immediately prior to the Share issuance in question, excluding Shares issued pursuant to Share compensation arrangements over the preceding one-year period.

3.3

Computation of Available Shares.

For purposes of computing the total number of Shares available for grant under the Plan, Shares subject to any Award (or any portion thereof) that has expired or is forfeited, surrendered, cancelled or otherwise terminated prior to the issuance or transfer of such Shares and Shares subject to an Award (or any portion thereof) that is settled in cash in lieu of settlement in Shares shall again be available for grant under the Plan. Notwithstanding the foregoing, any Shares subject to an Award that are withheld or otherwise not issued (upon either an exercise of any Option or Tandem SAR or any settlement of any Award) in order to satisfy the Participant’s withholding obligations or in payment of any Subscription Price shall reduce the number of Shares available for grant under the limitations set forth in this Section 3.

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3.4

Source of Shares.

Shares delivered to Participants in connection with the exercise or settlement of Awards shall be Shares allotted but unissued by the Board. From time to time, the Board shall allot for issuance such number of Shares as may be necessary to permit the Company to meet its obligations under the Plan.

4.

TERMS OF AWARDS IN GENERAL

4.1

Award Agreements

Each Award shall be confirmed by the execution of an Award Agreement, substantially in the form attached as Schedule “A” to this Plan, as amended by the Board from time to time. Each Participant shall have the right to purchase from the Company the Award Shares at the time and in the manner set out in the Plan and in the Award Agreement applicable to that Participant. The execution of an Award Agreement shall constitute conclusive evidence that it has been completed in compliance with this Plan.

4.2

Vesting Conditions

The Board may determine and impose terms upon which each Award shall become Vested. If at any time there is an Involuntary Termination of a Participant, the terms of Vesting applicable to any Awards granted to the Participant shall be deemed to be satisfied and the Awards shall be deemed to have been Vested. The Company may, by resolution of the Board, reduce or eliminate the terms of Vesting on any existing Awards.

4.3

No Repricing.

The Subscription Price for Shares subject to any Award of Options and any related Tandem SARs may not be reduced after the Effective Date of the Award thereof, either directly or indirectly, without prior shareholder approval, except for adjustments pursuant to Section 7 of the Plan.

4.4

Exclusion From Severance Allowance, Retirement Allowance or Termination Settlement

If the Participant, or the Participant’s employer in the case of an Award granted to a Participant who falls under the definition of Service Provider set out in Subsection 2.29(c), retires, resigns or is terminated from employment or engagement with the Company or any subsidiary of the Company, the loss or limitation, if any, pursuant to the Award Agreement with respect to the right to purchase Award Shares which were not Vested at that time or which, if Vested, were cancelled, shall not give rise to any right to damages and shall not be included in the calculation of nor form any part of any severance allowance, retiring allowance or termination settlement of any kind whatsoever in respect of such Participant.

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4.5

Deferral of Payment or Other Settlement of Vested Awards.

The terms and conditions applicable to any Award (or portion thereof) granted to a Participant who is subject to taxation under the Code and that constitutes “deferred compensation” subject to Section 409A of the Code are intended to comply with Section 409A of the Code (or any successor provision). The terms of any such Award (or portion thereof) permitting the deferral of payment or other settlement thereof or providing for settlement in cash in lieu of Shares shall be subject to such requirements and shall be administered in such manner as the Board may determine to be necessary or appropriate to comply with the applicable provisions of Code Section 409A (or any successor provision) as in effect from time to time.

4.6

No Financial Assistance

Neither the Company nor any Related Entity will lend any money or provide any financial assistance to Participants to assist them to exercise their Awards.

5

STOCK OPTIONS

5.1

Grant of Options

The Board may from time to time grant Awards of Options to directors, officers, employees and other Service Providers of the Company and its Related Entities on the terms and subject to the conditions set out in this Plan and any additional terms and conditions imposed by the Company and set out in the Award Agreement.

5.2

Expiry Date

The Expiry Date for each Option shall be set by the Board at or before the Effective Date of the Option and shall not be more than five years after the Effective Date.

5.3

Subscription Price

Notwithstanding any terms imposed by the Company, the Subscription Price under each Option shall be not less than the Market Price on the Effective Date. The Subscription Price shall be stated and payable in Canadian dollars or in United States dollars, as determined by the Board.

5.4

Exercise of Options

Subject to Sections 5.5 and 5.6, Options may be exercised to purchase any number of Shares up to the number of Unissued Award Shares that have Vested at any time after the Effective Date up to 5:00 p.m. Vancouver time on the Expiry Date and shall not be exercisable thereafter.

5.5

Manner of Exercise

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Options shall be exercisable at the election of the Participant by delivering to the Company a notice specifying the number of Shares in respect of which the Options are exercised. The Participant must pay or satisfy, in accordance with the terms of this Section 5.5 and Section 8.4, the full amount of the Subscription Price for each such Share and withholding amounts with respect to such exercise. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Options are exercised, subject to the provisions of the Plan. The Subscription Price and withholding amounts shall be payable on exercise of a Vested Option in the applicable currency by delivery of the Participant's cheque payable to the Company or by wire transfer, certified cheque, banker’s cheque or bank draft or other similar methods of cash equivalent payment acceptable to the Board in the amount of the Subscription Price and withholding amounts.

5.6

Termination of Employment or Affiliation

If a Participant ceases to be a director, officer or Service Provider of the Company, his or her Option shall be exercisable as follows:

(a)

Death, Disability or Retirement. If the Participant ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company, due to his or her death, Disability or retirement in accordance with the Company’s retirement policy in force from time to time, or, in the case of a Participant that is a company, the death, Disability or retirement of the person who provides management or consulting services to the Company or to any entity controlled by the Company, the Option then held by the Participant shall be exercisable to acquire Unissued Award Shares that have Vested at any time up to but not after the earlier of:

(i)

365 days after the date of death, Disability or retirement; and

(ii)

the Expiry Date;

(b)

Termination For Cause. If the Participant, or the Participant’s employer in the case of an Option granted to a Participant who falls under the definition of Service Provider set out in Subsection 2.29(c), ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company as a result of termination for cause, as that term is interpreted by the courts of the jurisdiction in which the Participant, any outstanding Option held by such Participant on the date of such termination, whether in respect of Award Shares that are Vested or not, shall be cancelled as of the date of delivery of written notice of termination (and specifically without regard to the date any period of reasonable notice, if any, would expire).

(c)

Early Retirement, Voluntary Resignation or Termination Other than For Cause. If the Participant, or the Participant’s employer in the case of an Option granted to a Participant who falls under the definition of Service Provider set out in Subsection 2.29(c), ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company’s retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Option then held by the Participant shall be exercisable, subject to Subsections 5.6(d) and 5.6(e), to acquire Unissued Award Shares that have Vested at any time up to but not after the earlier of (i) the Expiry Date (ii) the date which is 30 days after the Participant, or the Participant’s employer in the case of an Option granted to a Participant who falls under the definition of Service Provider set out in Subsection 2.29(c), the Participant’s employer, ceases active employment as a director, officer or Service Provider of the Company or a subsidiary of the Company, and (iii) 30 days after the date of delivery of written notice of retirement, resignation or termination (and specifically without regard to the date any period of reasonable notice, if any, would expire).

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(d)

Blackout Period Allowance. For greater certainty, if at the time the Participant ceases to be a director, officer or Service Provider due to early retirement, voluntary resignation or termination by the Company other than for cause there is a Blackout Period, or if at any time during the 30 day period set out in Paragraphs 5.6(c)(i),(ii) and (iii), there is a Blackout Period, then the time that the Option then held by the Participant has to acquire any Unissued Award Shares that have Vested, shall be extended to the earlier of (i) 30 days in addition to any such Blackout Period and (ii) the Expiry Date.

(e)

Severance Package Allowance. Notwithstanding Subsection 5.6(c), if a Participant, or the Participant’s employer in the case of an Option granted to a Participant who falls under the definition of Service Provider set out in Subsection 2.29(c), ceases to be a director, officer or Service Provider of the Company or a subsidiary of the Company due to his or her retirement at the request of his or her employer earlier than the normal retirement date under the Company’s retirement policy then in force, or due to his or her termination by the Company other than for cause, or due to his or her voluntary resignation, the Company can elect to have any Option then held by the Participant exercisable for a period of time not exceeding the earlier of (i) the date the last payment is made to the Participant under an agreement between the Company and the Participant with respect to such early retirement or termination other than for cause, and (ii) the Expiry Date.

For greater certainty, an Option that had not become Vested in respect of certain Unissued Award Shares at the time that the relevant events referred to in Subsections 5.6 (a), (b),

(c) or (d) occurred, shall not be or become exercisable in respect of such Unissued Award Shares and shall be cancelled.

Participants who wish to rely on Subsection 5.6(a) upon retirement are alerted to the fact that in order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code (or any successor provision), the Participant must, notwithstanding the time period provided herein, exercise their Options not later than three months after ceasing active employment with the Company or a subsidiary of the Company.

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5.7

Code Limitations on Incentive Stock Options.

Incentive Stock Options shall be granted only to an individual who is an Employee and shall be subject to the following special limitations:

(a) Limitation on Amount of Grants. As to all Incentive Stock Options granted under the terms of this Plan, to the extent that the aggregate Subscription Price of Options with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under this Plan and all other incentive stock option plans of the Company, a related corporation or a predecessor corporation) exceeds the $100,000 limitation of Section 422 of the Code, such Options shall be treated as Nonstatutory Stock Options. The previous sentence shall not apply if the US Internal Revenue Service issues a public rule, issues a private ruling to the Company, any Participant or any legatee, personal representative or distributee of a Participant or issues regulations changing or eliminating such annual limit. No such limitation shall apply to Nonstatutory Stock Options.

(b)

Grants to Ten Percent Shareholders. Incentive Stock Options may be granted a person owning more than 10% of the total combined voting power of all classes of stock of the Company and any parent or subsidiary corporation only if (i) the exercise price is at least 110% of the fair market value of the stock at the time of grant, and (ii) the Option is not exercisable after the expiration of five years from the date of grant.

(c)

Notice of Disposition. Any Option which is issued as an Incentive Stock Option under this Plan, shall, notwithstanding any other provisions of this Plan or the terms of the Option to the contrary, contain all of the terms, conditions, restrictions, rights and limitations required to be an Incentive Stock Option, and any provision to the contrary shall be disregarded. However, the designation of any Option as an Incentive Stock Option shall not be interpreted as a representation, guarantee or other undertaking on the part of the Company or the Board that the Option is or will be determined to qualify as an Incentive Stock Option. The Board may require a Participant to give the Company prompt notice of any disposition of Shares acquired by the exercise of an Incentive Stock Option prior to the expiration of two years after the Effective Date and one year from the date of exercise.

(d)

Taxation of Incentive Stock Options. In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code (or any successor provision), the Participant must hold the Shares issued upon the exercise of an Incentive Stock Option for a minimum of two years after the date of grant of the Incentive Stock Option and one year from the date of exercise. A Participant may be subject to U.S. alternative minimum tax at the time of exercise of an Incentive Stock Option.

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5.8

Effect of a Take-Over Bid

If a bona fide offer (an “Offer”) for Shares is made to the Participant or to shareholders of the Company generally or to a class of shareholders which includes the Participant, which Offer, if accepted in whole or in part, would result in the offeror becoming a control person of the Company, within the meaning of Subsection 1(1) of the Securities Act, the Company shall, immediately upon receipt of notice of the Offer, notify each Participant of full particulars of the Offer, whereupon all Award Shares subject to such Option will become Vested and the Option may be exercised in whole or in part by the Participant so as to permit the Participant to tender the Award Shares received upon such exercise pursuant to the Offer. However, if:

(a)

the Offer is not completed within the time specified therein; or

(b)

all of the Award Shares tendered by the Participant pursuant to the Offer are not taken up or paid for by the offeror in respect thereof,

then the Award Shares received upon such exercise, or in the case of Subsection 5.8(b) above the Award Shares that are not taken up and paid for, shall be returned by the Participant to the Company and reinstated as authorized but unissued Shares and, with respect to such returned Award Shares, the Option shall be reinstated as if it had not been exercised and the terms for such Award Shares becoming Vested shall be reinstated pursuant to Section 4.2. If any Award Shares are returned to the Company under this Section 5.8, the Company shall immediately refund the Subscription Price to the Participant for such Award Shares.

5.9 Acceleration of Expiry Date

If at any time when an Option granted under the Plan remains unexercised with respect to any Unissued Award Shares, an Offer is made by an offeror, the Board may, upon notifying each Participant of full particulars of the Offer, declare that all Award Shares issuable upon the exercise of Options granted under the Plan be Vested and accelerate the Expiry Date for the exercise of all unexercised Options granted under the Plan so that all Options will either be exercised or expire prior to the date upon which Shares must be tendered pursuant to the Offer.

5.10

Effect of a Change of Control

If a Change of Control occurs, all Award Shares subject to each outstanding Option will become Vested, whereupon such Option may be exercised in whole or in part by the Participant.

5.11

Automatic Grants to non-Employee Directors

(a)

Each person who is or becomes a non-Employee director of the Company will automatically be granted, as of the date of such appointment or election, an Award of Options and Tandem SARs to purchase 10,000 Award Shares, provided that, within the one year prior to the date he or she became a non-Employee director, he or she had not been granted any other Award by the Company (or an affiliate). On a semi annual basis thereafter, occurring at the time of the annual general meeting of the Company and December 1 each year, if he or she continues to be a non-Employee director of the Company, he or she will automatically be granted on each occurrence a further Award of Options and Tandem SARs to purchase 5,000 Award Shares. All Awards granted under this Subsection 5.11(a) shall be exercisable for a period of five years from the Effective Date (except as reduced in accordance with this Plan).

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(b)

Notwithstanding the provisions for automatic grants of Awards set forth in Subsection 5.11(a), if any particular automatic grant of an Award would violate the requirements of Sections 3.1 or 3.2, then the grant of such Award shall be postponed until such time as the Award can be granted without any violation of the provisions of this Plan.

6.

TANDEM SARS

6.1 Grant of Tandem SARs

The Board may from time to time grant up to one Award of Tandem SARs to each director, officer and Service Provider of the Company and its Related Entities for each Option issued on or after October 1, 2002 held by such person (as such number may be adjusted by Section 7) on such terms and conditions, consistent with the Plan, as the Board shall determine.

6.2

Terms of Tandem SARs

Tandem SARs may be granted at or after the Effective Date of the related Award of Options, and each Tandem SAR shall be subject to the same terms and conditions and denominated in the same currency as the Option to which it relates and the additional terms and conditions set forth in Sections 6.1, 6.2, 6.3 and 6.4.

6.3

Exercise of Tandem SARs

The Participant shall have the right to elect to exercise either an Option or a Tandem SAR. If the Participant elects to exercise a Tandem SAR, the related Option shall be cancelled and the Participant shall be entitled to a Share or portion thereof in settlement of such Tandem SAR calculated and in such form as provided in Section 6.4. Tandem SARs may be exercised only if and to the extent the Options related thereto are then Vested. Tandem SARs shall be exercisable at the election of Participant by delivering to the Company a notice specifying the number of Shares in respect of which the Tandem SARs are exercised. The Participant shall not pay the Subscription Price attributable to the Option to which the Tandem SAR is related, but must pay or satisfy, in accordance with the terms of Section 8.4, any withholding amounts with respect to such exercise. Upon notice and payment there will be a binding contract for the issue of the Shares in respect of which the Tandem SARs are exercised, subject to the provisions of the Plan.

6.4

Settlement of Tandem SARs

Upon exercise of a Tandem SAR, and subject to payment or other satisfaction of all related withholding obligations in accordance with Section 8.4, the Option to which the Tandem SAR is related shall be settled by delivery of a Share or portion thereof with an aggregate value equal to the product of (a) the excess of the Market Price of a Share on the date of exercise over the Subscription Price for a Share, multiplied by (b) the number of Tandem SARs exercised. All Tandem SARs shall be settled in Shares, and such settlement shall be made by delivery of the aggregate number of Shares having a Market Price on the date of exercise equal to the amount so settled.

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7.

ADJUSTMENT OF AWARD PRICE AND NUMBER OF AWARD SHARES

7.1

Share Reorganization

Whenever the Company issues Shares to all or substantially all holders of Shares by way of a stock dividend or other distribution, or subdivides all outstanding Shares into a greater number of Shares, or combines or consolidates all outstanding Shares into a lesser number of Shares (each of such events being herein called a “Share Reorganization”), then effective immediately after the record date for such dividend or other distribution or the effective date of such subdivision, combination or consolidation, for each Option:

(a)

the Subscription Price will be adjusted to a price per Share which is the product of:

(i)

the Subscription Price in effect immediately before that effective date or record date; and

(ii)

a fraction the numerator of which is the total number of Shares outstanding on that effective date or record date before giving effect to the Share Reorganization, and the denominator of which is the total number of Shares that are or would be outstanding immediately after such effective date or record date after giving effect to the Share Reorganization; and

(b)

the number of Unissued Award Shares will be adjusted by multiplying (i) the number of Unissued Award Shares immediately before such effective date or record date by (ii) a fraction which is the reciprocal of the fraction described in Paragraph 7.1 (a)(ii).

7.2

Special Distribution

Subject to the prior approval of the TSX, whenever the Company issues by way of a dividend or otherwise distributes to all or substantially all holders of Shares;

(a)

shares of the Company, other than the Shares;

(b)

evidences of indebtedness;

(c)

any cash or other assets, excluding cash dividends (other than cash dividends which the Board has determined to be outside the normal course); or

IRWIN,WHITE &JENNINGS – ANGIOTECH 2006 STOCK INCENTIVE PLAN

(d)

rights, options or warrants;

then to the extent that such dividend or distribution does not constitute a Share Reorganization (any of such non-excluded events being herein called a “Special Distribution”), and effective immediately after the record date at which holders of Shares are determined for purposes of the Special Distribution, for each Option the Subscription Price will be reduced, and the number of Unissued Award Shares will be correspondingly increased, by such amount, if any, as is determined by the Board in its sole and unfettered discretion to be appropriate in order to properly reflect any diminution in value of the Shares as a result of such Special Distribution.

7.3

Corporate Organization

Whenever there is:

(a)

a reclassification of outstanding Shares, a change of Shares into other shares or securities, or any other capital reorganization of the Company, other than as described in Sections 7.1 or 7.2;

(b)

a consolidation, merger or amalgamation of the Company with or into another corporation resulting in a reclassification of outstanding Shares into other shares or securities or a change of Shares into other shares or securities; or

(c)

a transaction whereby all or substantially all of the Company's undertaking and assets become the property of another corporation;

(any such event being herein called a “Corporate Reorganization”) the Participant will have an Option to purchase (at the times, for the consideration and subject to the terms and conditions set out in the Plan) and will accept on the exercise of such Option, in lieu of the Unissued Award Shares which he or she would otherwise have been entitled to purchase, the kind and amount of shares or other securities or property that he or she would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he or she had been the holder of all Unissued Award Shares or, if appropriate, as otherwise determined by the Board.

7.4

Determination of Subscription Price and Number of Unissued Award Shares

If any questions arise at any time with respect to the Subscription Price or number of Unissued Award Shares deliverable upon exercise of an Option or Tandem SAR following a Share Reorganization, Special Distribution or Corporate Reorganization, such questions shall be conclusively determined by the Company’s auditors or, if the Company’s auditors decline to so act, any other firm of Chartered Accountants in Vancouver, British Columbia that the Board may designate and who will have access to all appropriate records, and such determination will be binding upon the Company and all Participants.

7.5

Regulatory Approval

Any adjustment to the Subscription Price or the number of unissued Award Shares purchasable under the Plan pursuant to the operation of any one of Sections 7.1, 7.2 or 7.3 is subject to the approval of the TSX and any other governmental authority having jurisdiction. The Company acknowledges that, for the purpose of certain Participants obtaining certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code (or any successor provision) , no adjustments provided in this Section 7 will result in the excess aggregate value of the outstanding Incentive Stock Options under Section 422 of the Code (or any successor provision) , after the adjustments provided for in this Section 7 having occurred, being greater than the excess aggregate value of the outstanding Incentive Stock Options before the adjustments provided for in this Section 7 are made, and the adjustments provided for in this Section 7 do not give the Participant any additional benefits that he or she did not have before the adjustments provided for in this Section 7 were made.

IRWIN,WHITE &JENNINGS – ANGIOTECH 2006 STOCK INCENTIVE PLAN

8.

MISCELLANEOUS

8.1

Right to Employment

Neither this Plan nor any of the provisions hereof shall confer upon any Participant any right with respect to employment, engagement or appointment or continued employment, engagement or appointment with the Company or any subsidiary of the Company or interfere in any way with the right of the Company or any subsidiary of the Company to terminate such employment, engagement or appointment.

8.2

Necessary Approvals

The Plan shall be effective only upon the approval of the shareholders of the Company at the annual general meeting of the Company’s shareholders on June 8, 2006. The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of the TSX and any governmental authority having jurisdiction. If any Shares cannot be issued to any Participant for any reason, including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Subscription Price paid by a Participant to the Company shall be immediately refunded to the Participant by the Company.

8.3

Administration of the Plan

The Board shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations deemed necessary or advisable in respect of the Plan. Except as set forth in Section 7.4, the interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

8.4

Withholdings.

As a condition of and prior to participation in the Plan, each Participant authorizes the Company to withhold from any amount otherwise payable to him or her any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of his or her participation in the Plan. The Company shall also have the right in its discretion to satisfy any such liability for withholding or other required deduction amounts by retaining or acquiring any Shares, or retaining any amount payable, which would otherwise be issued or delivered, provided or paid to a Participant under the Plan. The Company may require a Participant, as a condition to exercise of an Option or Tandem SARs to pay or reimburse the Company for any such withholding or other required deduction amounts related to the exercise of Options or Tandem SARs.

IRWIN,WHITE &JENNINGS – ANGIOTECH 2006 STOCK INCENTIVE PLAN

8.5

Amendments to the Plan

The Board may from time to time, subject to applicable law and to the prior approval, if required, of the TSX or any other regulatory body having authority over the Company or the Plan, suspend, terminate or discontinue the Plan at any time, or amend or revise the terms of the Plan or of any Award granted under the Plan and the Award Agreement relating thereto, provided that no such amendment, revision, suspension, termination or discontinuance shall in any manner adversely affect any Award previously granted to a Participant under the Plan without the consent of that Participant. Notwithstanding this Section 8.5, the Board shall not be permitted to amend the Subscription Price except as set out in Section 7 of this Plan.

8.6

Prior Plans

All Award Agreements entered into under the Prior Plans shall continue to be governed by the terms of the Prior Plans, under which 8,742,482 Shares were issuable upon exercise of the Options granted under the Prior Plans as at the time grants under the Prior Plans ceased.

8.7

Form of Notice

Any notice given to the Company shall be in writing, signed by the Participant and delivered to the Secretary of the Company.

8.8

No Representation or Warranty

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

8.9 Compliance with Applicable Law

If any provision of the Plan or any Award Agreement contravenes any law or any order, policy, by-law or regulation of any regulatory body or TSX having authority over the Company or the Plan, then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

8.10

No Assignment

No Participant may assign any of his or her rights under the Plan.

IRWIN,WHITE &JENNINGS – ANGIOTECH 2006 STOCK INCENTIVE PLAN

8.11

Rights of Participants

A Participant shall have no rights whatsoever as a shareholder of the Company in respect of any of the Unissued Award Shares (including, without limitation, voting rights or any right to receive dividends, warrants or rights under any rights offering) until and only to the extent the relevant Awards are duly exercised and Award Shares are issued. To the extent a Participant exercising Tandem SARs receives a cash payment, no rights as a shareholder shall be deemed to have been received by the Participant.

8.12 Conflict

In the event of any conflict between the provisions of this Plan and an Award Agreement, the provisions of this Plan shall govern.

8.13

Governing Law

The Plan and each Award Agreement issued pursuant to the Plan shall be governed by the laws of the Province of British Columbia.

8.14

Time of Essence

Time is of the essence of this Plan and of each Award Agreement. No extension of time will be deemed to be, or to operate as, a waiver that time is to be of the essence.

8.15

Entire Agreement

This Plan and the Award Agreement sets out the entire agreement between the Company and the Participants relative to the subject matter hereof and supersedes all prior agreements, undertakings and understandings, whether oral or written.

Approved at the Annual General Meeting of the Company on June 8, 2006.

IRWIN,WHITE &JENNINGS – ANGIOTECH 2006 STOCK INCENTIVE PLAN

SCHEDULE “A”

ANGIOTECH PHARMACEUTICALS, INC.

2006 STOCK INCENTIVE PLAN

AWARD AGREEMENT

This Award Agreement is entered into between Angiotech Pharmaceuticals, Inc. (“the Company”) and the Participant named below pursuant to the Company 2006 Stock Incentive Plan (the “Plan”), a copy of which is attached hereto, and confirms that:

1.

on _________________, ______ (the “Effective Date”);

2.

________________________________ (the “Participant”);

3.

was granted the an award of ________________Options and ________________ Tandem SARs (the “Award”) to purchase _______________ Common Shares (the “Award Shares”) of the Company;

4.

for the price (the “Subscription Price”) of $__________ per share;

5.

which shall be exercisable (“Vested”) in whole or in part in the following amounts on or after the following dates:

 _________________________________________________________________.

6.

terminating on the ______________________, ________ (the “Expiry Date”);

7.

on the terms and subject to the conditions set out in the Plan and the following conditions imposed by the Board:

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

For greater certainty, once Award Shares have become Vested, they continue to be exercisable until the termination or cancellation thereof as provided in this Award Agreement and the Plan.

The Participant acknowledges that while the Plan does not permit Awards representing more than 5% of the issued and outstanding shares of the Company on a non-diluted basis be granted to an Insider, the Insider may, because of other shareholdings, hold more than 10% of the Company’s issued and outstanding shares. The Participant further acknowledges that in the event the Participant owns more than 10% of the Company’s issued and outstanding shares, the Participant may be a “specified shareholder” as defined in the Income Tax Act (Canada) R.S.C. 1985, c.1 (5th Supp.) (the “Act”) and that one consequence of “specified shareholder” status is that the Participant will not be able to defer tax on the employee stock award benefit upon the exercise of his or her Awards.

IRWIN,WHITE &JENNINGS – ANGIOTECH 2006 STOCK INCENTIVE PLAN

By signing this Award Agreement, the Participant acknowledges that the Participant has read and understands the Plan and agrees to the terms and conditions of the Plan and this Award Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Award Agreement as of the _____ day of ______________, ___________.

________________________________	ANGIOTECH PHARMACEUTICALS, INC.
PARTICIPANT
By:_______________________________
Authorized Signatory
By:____________________________
Authorized Signatory

IRWIN,WHITE &JENNINGS – ANGIOTECH 2006 STOCK INCENTIVE PLAN